UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2023, Kraft Heinz Foods Company (the “Issuer”), a 100% owned operating subsidiary of The Kraft Heinz Company (the “Guarantor”), issued €600,000,000 Floating Rate Senior Notes due 2025 (the “Notes”) pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-250081), as filed by the Issuer and the Guarantor with the Securities and Exchange Commission (the “SEC”) on November 13, 2020, as amended by Post-Effective Amendment No. 1 to Form S-3, filed with the SEC on February 16, 2022, as subsequently amended by Post-Effective Amendment No. 2 to Form S-3, filed with the SEC on February 17, 2022, and as further amended by Post-Effective Amendment No. 3 to Form S-3, filed with the SEC on May 25, 2022 and declared effective by the SEC on May 26, 2022. The Notes are guaranteed on a senior unsecured basis by the Guarantor. On May 9, 2023, the Issuer and the Guarantor filed with the SEC a prospectus supplement dated May 5, 2023 in connection with the public offering of the Notes.

The Notes were issued pursuant to an Indenture, dated as of July 1, 2015, among the Issuer, the Guarantor, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of May 10, 2023, by and among the Issuer, the Guarantor and the Trustee (the “Tenth Supplemental Indenture”).

The Issuer intends to use the proceeds from the Notes for general corporate purposes. The Notes will mature on May 9, 2025. Interest on the Notes will be payable quarterly in arrears on February 9, May 9, August 9 and November 9 of each year, beginning on August 9, 2023.

For a complete description of the terms and conditions of the offering, the Notes, and the Tenth Supplemental Indenture, please refer to copies of the Tenth Supplemental Indenture and the Form of Note, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report with respect to the issuance of the Notes is incorporated by reference herein.

Item 8.01. Other Events.

In connection with the issuance and sale of the Notes, the Issuer and the Guarantor entered into an underwriting agreement (the “Underwriting Agreement”), dated May 5, 2023 with Deutsche Bank AG, London Branch and the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Notes, subject to certain terms and conditions.

The description of the Underwriting Agreement in this Current Report is a summary and is qualified in its entirety by reference to the Underwriting Agreement. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 5, 2023, among Kraft Heinz Foods Company, The Kraft Heinz Company, Deutsche Bank AG, London Branch, and the several underwriters named therein.
4.1	Tenth Supplemental Indenture, dated as of May 10, 2023, relating to the €600,000,000 Floating Rate Senior Notes due 2025, among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.
4.2	Form of Note (included as Exhibit A to Exhibit 4.1).
5.1	Opinion of McGuireWoods LLP.
5.2	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2).
104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated May 10, 2023, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: May 10, 2023	By: /s/ Rashida La Lande
Rashida La Lande Executive Vice President, Global General Counsel, and Chief Sustainability and Corporate Affairs Officer